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                                                                       Exhibit 7

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us in this Registration Statement on Form N-1A of GMO Trust relating to GMO Growth Fund II under the heading "Investment Advisory and Other Services -- Independent Registered Public Accounting Firm."

PricewaterhouseCoopers LLP
Boston, Massachusetts
September 17, 2004